                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of Duke Energy Corporation of our report dated February 7, 1997 appearing in the annual report on Form 10-K of Duke Power Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
-----------------------------
  Deloitte & Touche LLP

Charlotte, North Carolina
November 20, 1997